SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF
               THE SECURITIES EXCHANGE ACT OF 1934

             Revolving Home Equity Loan Trust 1996-2
   (The Trust which issued the Certificates registered hereby)

                    HFC Revolving Corporation
             (Originator of the Trust named herein)

    Delaware                                36-3955292
(State of Incorporation)                (I.R.S. Employer
                                        Identification Number)
  2700 Sanders Road
  Prospect Heights,Illinois                 60070
(Address of principal                   (Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class                Name of each exchange on which
to be so registered                each class is to be registered

      None                                    None


Securities to be registered pursuant to Section 12(g) of the Act:

                       Title of each Class

(i)       Class A Certificates of Series 1996-2 of the Revolving
          Home Equity Loan Trust 1996-2 issued pursuant to
          Registration Statement 333-12483.



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Item 1.   Description of Registrant's Securities to be Registered.

          The Class A Certificates, Series 1996-2, in the aggregate principal amount of $776,373,000, evidence undivided interests in certain assets of the Revolving Home Equity Loan Trust 1996-2 created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 among HFC Revolving Corporation, as Seller, The First National Bank of Chicago, as Trustee, and Household Finance Corporation, as Master Servicer.



Item 2.   Exhibits.

No.       Description

1         Class A Certificates Series 1996-2 (attached as Exhibit
          A to Exhibit 2 hereof and incorporated by reference).

2         Pooling and Servicing Agreement dated as of November 1,
          1996 (attached as Exhibit 4 to Exhibit 3 hereof and incorporated by reference).

3 Registration Statement No. 333-12483 (incorporated by reference).

                            SIGNATURE


Pursuant to the Requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                    Revolving Home Equity Loan Trust 1996-2
                    By: HFC Revolving Corporation
                    (Originator of the Trust)






                    By:   /s/ John W. Blenke
                              John W. Blenke
                              Secretary





Date:  January 13, 1997